Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG ANNOUNCES FIRST-QUARTER NET EARNINGS
FROM CONTINUING OPERATIONS OF $0.38 PER DILUTED SHARE

AFFIRMS 2011 FINANCIAL GUIDANCE
NASHVILLE, Tenn. — (April 21, 2011) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the first quarter ended March 31, 2011. Revenues for the quarter were $179,415,000, a 6% increase from $169,164,000 for the first quarter of 2010. Net earnings from continuing operations attributable to AmSurg common shareholders for the first quarter of 2011 were $11,709,000, or $0.38 per diluted share, compared with $12,620,000, or $0.41 per diluted share, for the first quarter last year. As anticipated, the results for the first quarter of 2011 included an incremental negative impact of $0.01 per diluted share from the revision of the Medicare payment system for ASCs and $0.04 per diluted share from the higher interest costs related to the refinancing of the Company’s credit facility in May 2010 and a higher effective tax rate.
     “AmSurg’s earnings for the first quarter were in-line with our guidance and continued to reflect the impact of a weak economic environment and high unemployment, in addition to the expected negative incremental impact from Medicare reimbursement, our 2010 debt refinancing and higher taxes,” said Mr. Holden. “Our revenue growth for the quarter was attributable to the acquisition of nine centers during the trailing 12 months, while same-center revenues for the first quarter were flat with the first quarter last year. Total procedures for the first quarter increased 6% compared with the first quarter of 2010, primarily due to the nine new centers added since the first quarter last year. Even with the deleveraging effect of flat same-center revenues, our ongoing initiatives to improve cost management and efficiency enabled us to limit the decrease in EBITDA less noncontrolling interests as a percentage of revenues to 16.7% for the quarter from 17.0% for the first quarter last year.
     “During the first quarter, we acquired one of the eight centers that were under letter of intent at the end of 2010. We have completed the acquisition of three more of these centers since the end of the first quarter, and we expect to complete transactions for another three during the second quarter. In the first quarter, we also sold two centers. We completed the first quarter with seven centers under letter of intent, including the three centers since acquired, and one center under development that we expect to open this year.
     “Net cash flows from operating activities of $51.3 million were strong for the first quarter of 2011, and distributions to noncontrolling interests, which are included in net cash flows from financing activities, were $31.9 million. Operating net cash flows less these distributions totaled
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AMSG Reports First-Quarter Results

April 21, 2011
$19.4 million. At the end of the first quarter, we had cash and cash equivalents of $37.7 million and availability under our revolving credit facility of $196 million.
     “On April 7, 2011, we were pleased to announce a definitive agreement to acquire National Surgical Care (NSC) for $173.5 million in cash. NSC owns and operates 18 ASCs, including 16 multi-specialty centers and two GI centers, that produced consolidated revenues for 2010 of $124.5 million and adjusted EBITDA of $21.5 million. We intend to fund this transaction with available cash and additional borrowings and have exercised the accordion feature on our revolving credit facility, increasing the Company’s borrowing capacity to $450 million from $375 million previously. We expect to complete the transaction, subject to normal closing conditions, regulatory approvals and clearance under the Hart-Scott-Rodino Act, by the end of the second quarter.
     “We expect the NSC transaction will be accretive to our 2012 financial results and, excluding transaction costs, to our results for 2011. However, we will incorporate the specific impact of the transaction into our guidance for 2011 only after the transaction is complete. As a result, today, we affirm our existing guidance for 2011, and we establish our guidance for the second quarter of 2011, neither of which includes the impact of the NSC transaction,:
•	Revenues in a range of $740 million to $770 million for 2011.

•	Same-center revenues in a range of 0% to a negative 1% for 2011.

•	The addition of 18 to 20 new centers for the year, not including the NSC transaction.

•	Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $90 million to $95 million.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for 2011 in a range of $1.64 to $1.68, which includes a negative $0.05 impact from the effect of the revised Medicare payment system and a negative $0.07 impact from higher interest costs related to the refinancing of our revolving credit facility and the higher effective tax rate.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for the second quarter of 2011 in a range of $0.40 to $0.42 per diluted share, including a negative $0.01 impact from the effect of the revised Medicare payment system revision and a negative $0.03 impact from the higher interest costs related to the refinancing of our credit facility and the higher effective tax rate.”
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. Holden concluded, “Based on our results thus far in 2011, we remain cautious about the impact of a weak economic environment and continuing high unemployment on our financial results for 2011. This caution, combined with the effect of the final year’s implementation of the revised Medicare payment system, underscores our soft same-center revenue guidance, which drives our expectation of significant margin pressure for the year. We believe these challenges will increase consolidation pressure in the ASC industry at a time of growing operating and
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AMSG Reports First-Quarter Results

April 21, 2011
regulatory complexity. Our pipeline of potential center acquisitions continues to support our guidance for center additions for 2011.
     “Although we have very limited visibility about the impact of the nation’s economic environment on our financial results for 2012, a number of factors support a substantially improved outlook for the year compared with 2011. We continue to expect that our results for 2012 will benefit from the completion of reductions in Medicare rate reimbursement in 2011, with no scheduled reduction in Medicare rates for 2012 for the first time in four years, and from the cycling at the end of May 2011 of the comparative negative impact of our refinancing at the end of May 2010. We also expect the full-year financial impact in 2012 of centers added in 2011 — through both the 18-center NSC transaction and the addition of the 18 to 20 centers referenced in our guidance — will be significantly more beneficial than their impact in 2011.
     “Supporting our longer-term prospects for growth, the NSC transaction will make AmSurg one of the leading operators of freestanding, multi-specialty ASCs in the country, enhancing the industry leadership role we already occupy by having the largest GI and ophthalmology ASC market share. We are building this strong market position in an industry with very favorable growth dynamics due to, among other factors, the aging U.S. population, health care legislation providing insurance for 30 million previously uninsured people, and a growing recognition among payers that freestanding ASCs provide high quality in the most affordable modality for many surgical procedures, a substantial majority of which are still being performed in much more expensive venues. As a result and despite the challenges we face in 2011, we are confident of our direction, our resources and our opportunities for long-term growth in earnings and shareholder value.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for
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AMSG Reports First-Quarter Results

April 21, 2011
physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; adverse impacts on the Company’s business associated with current and future economic conditions; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk from an unpredictable impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; and potential liability relating to the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At March 31, 2011, AmSurg owned a majority interest in 203 continuing centers in operation and had one center under development.
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AMSG Reports First-Quarter Results

April 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2011	2010
Statement of Earnings Data:
Revenues	$179,415	$169,164
Operating expenses:
Salaries and benefits	55,673	50,803
Supply cost	23,073	22,552
Other operating expenses	38,082	36,643
Depreciation and amortization	5,946	5,652

Total operating expenses	122,774	115,650

Operating income	56,641	53,514
Interest expense	3,941	1,867

Earnings from continuing operations before income taxes	52,700	51,647
Income tax expense	8,336	8,578

Net earnings from continuing operations	44,364	43,069
Discontinued operations:
Earnings from operations of discontinued interest in surgery centers, net of income tax	445	443
Loss on disposal of discontinued interest in surgery centers, net of income tax	(181)	—

Net earnings from discontinued operations	264	443

Net earnings	44,628	43,512
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	32,655	30,449
Net earnings from discontinued operations	280	366

Total net earnings attributable to noncontrolling interests	32,935	30,815

Net earnings attributable to AmSurg Corp. common shareholders	$11,693	$12,697

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$11,709	$12,620
Discontinued operations, net of income tax	(16)	77

Net earnings attributable to AmSurg Corp. common shareholders	$11,693	$12,697

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.38	$0.42
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	—	—

Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.42

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.38	$0.41
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	—	—

Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.41

Weighted average number of shares and share equivalents (000’s):
Basic	30,420	30,212
Diluted	31,024	30,716
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AMSG Reports First-Quarter Results

April 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2011	2010
Operating Data:
Continuing centers in operation at end of period	203	196
Average number of continuing centers in operation	203	195
New centers added during the period	1	1
Centers discontinued during the period	2	—
Centers under development/not opened at end of period	1	1
Centers under letter of intent at end of period	7	4
Average revenue per center	$884	$868
Same center revenues increase (decrease)	0%	(2%)
Procedures performed during the period	320,060	301,825
Income tax expense attributable to noncontrolling interests	$129	$186

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$11,709	$12,620
Add: income tax expense	8,336	8,578
Add: interest expense, net	3,941	1,867
Add: depreciation and amortization	5,946	5,652

EBITDA	$29,932	$28,717

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports First-Quarter Results

April 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	March 31,	December 31,
	2011	2010
Balance Sheet Data:
Assets
Current assets:
Cash and cash equivalents	$37,708	$34,147
Accounts receivable, net of allowance of $13,003 and $13,070, respectively	69,012	67,617
Supplies inventory	10,172	10,157
Deferred income taxes	1,178	1,509
Prepaid and other current assets	17,663	18,660
Current assets held for sale	438	866

Total current assets	136,171	132,956

Property and equipment, net	118,085	119,167
Goodwill	899,984	894,497
Intangible assets, net	12,559	11,361
Long-term assets held for sale	1,994	7,897

Total assets	$1,168,793	$1,165,878

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$7,237	$6,648
Accounts payable	12,694	15,291
Accrued salaries and benefits	15,860	17,952
Other accrued liabilities	3,773	3,136
Income taxes payable	568	—
Current liabilities held for sale	223	536

Total current liabilities	40,355	43,563

Long-term debt	273,721	283,215
Deferred income taxes	95,934	90,089
Other long-term liabilities	20,398	24,404
Noncontrolling interests — redeemable	150,584	147,740
Equity:
Common stock, no par value 70,000,000 shares authorized, 31,217,763 and 31,039,770 shares outstanding, respectively	170,266	171,522
Retained earnings	404,754	393,061
Accumulated other comprehensive loss, net of income taxes	(138)	(515)

Total AmSurg Corp. equity	574,882	564,068
Noncontrolling interests — non-redeemable	12,919	12,799

Total equity	587,801	576,867

Total liabilities and equity	$1,168,793	$1,165,878

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AMSG Reports First-Quarter Results

April 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	For the Three Months
	Ended March 31,
	2011	2010
Statement of Cash Flow Data:
Cash flows from operating activities:
Net earnings	$44,628	$43,512
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	5,946	5,652
Net loss on sale and impairment of long-lived assets	102	—
Share-based compensation	1,593	1,231
Excess tax benefit from share-based compensation	(542)	(46)
Deferred income taxes	5,646	3,706
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(1,244)	(966)
Supplies inventory	(74)	18
Prepaid and other current assets	1,362	1,135
Accounts payable	(2,147)	(1,653)
Accrued expenses and other liabilities	(4,392)	1,523
Other, net	402	212

Net cash flows provided by operating activities	51,280	54,324

Cash flows from investing activities:
Acquisition of interest in surgery centers and related transactions	(3,695)	(27,675)
Acquisition of property and equipment	(4,344)	(3,510)
Proceeds from the sale of surgery centers	3,366	—

Net cash flows used in investing activities	(4,673)	(31,185)

Cash flows from financing activities:
Proceeds from long-term borrowings	15,620	36,621
Repayment on long-term borrowings	(24,776)	(25,913)
Distributions to noncontrolling interests	(31,863)	(30,229)
Proceeds from issuance of common stock upon exercise of stock options	3,597	296
Repurchase of common stock	(6,185)	—
Capital contributions and ownership transactions by noncontrolling interests	23	(140)
Excess tax benefit from share-based compensation	542	46
Financing cost incurred	(4)	(25)

Net cash flows used in financing activities	(43,046)	(19,344)

Net increase in cash and cash equivalents	3,561	3,795
Cash and cash equivalents, beginning of period	34,147	29,377

Cash and cash equivalents, end of period	$37,708	$33,172

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AMSG Reports First-Quarter Results

April 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)
Presented below is certain statement of earnings and operating data for 2010, which have been restated in order to present additional discontinued operations.

				For the Year
	For the Three Months			Ended
	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2010	2010	2010	2010

Statement of Earnings Data:
Revenues	$176,450	$176,951	$183,654	$706,219

Operating expenses:
Salaries and benefits	51,448	53,344	56,189	211,784
Supply cost	23,047	23,489	24,103	93,191
Other operating expenses	37,854	36,896	36,914	148,307
Depreciation and amortization	5,839	6,959	6,412	24,862

Total operating expenses	118,188	120,688	123,618	478,144

Operating income	58,262	56,263	60,036	228,075

Interest expense	3,163	4,039	4,415	13,484

Earnings from continuing operations before income taxes	55,099	52,224	55,621	214,591
Income tax expense	9,188	7,709	8,579	34,054

Net earnings from continuing operations	45,911	44,515	47,042	180,537

Net earnings (loss) from discontinued operations	717	620	(1,821)	(41)

Net earnings	46,628	45,135	45,221	180,496

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	33,044	31,575	33,932	129,000
Net earnings from discontinued operations	442	442	421	1,671

Total net earnings attributable to noncontrolling interests	33,486	32,017	34,353	130,671

Net earnings attributable to AmSurg Corp. common shareholders	$13,142	$13,118	$10,868	$49,825

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$12,867	$12,940	$13,110	$51,537
Discontinued operations, net of income tax	275	178	(2,242)	(1,712)

Net earnings attributable to AmSurg Corp. common shareholders	$13,142	$13,118	$10,868	$49,825

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.43	$0.43	$0.43	$1.70
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.01	0.01	(0.07)	(0.06)

Net earnings attributable to AmSurg Corp. common shareholders	$0.43	$0.43	$0.36	$1.65

Earnings per share — diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.42	$0.42	$0.43	$1.68
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.01	0.01	(0.07)	(0.06)

Net earnings attributable to AmSurg Corp. common shareholders	$0.43	$0.43	$0.35	$1.62

Weighted average number of shares and share equivalents (000’s):
Basic	30,239	30,251	30,318	30,255
Diluted	30,655	30,620	30,763	30,689
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AMSG Reports First-Quarter Results

April 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)
Presented below is certain statement of earnings and operating data for 2010, which have been restated in order to present additional discontinued operations.

				For the Year
	For the Three Months			Ended
	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2010	2010	2010	2010
Operating Data:
Procedures	317,665	320,361	330,090	1,269,941
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$12,867	$12,940	$13,110	$51,537
Add: income tax expense	9,188	7,709	8,579	34,054
Add: interest expense, net	3,163	4,039	4,415	13,484
Add: depreciation and amortization	5,839	6,959	6,412	24,862

EBITDA	$31,057	$31,647	$32,516	$123,937

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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